PROMISSORY NOTE



$195,000.00                                           Scottsdale, Arizona
                                                      July 24, 2000


                FOR VALUE RECEIVED, CROSSNET COMMUNICATIONS, INC., a Colorado corporation (the "Maker"), promises to pay, to Mark Moldenhauer (the "Holder"), an individual, the sum of ONE HUNDRED AND NINETY FIVE THOUSAND and no/hundreds DOLLARS ($195,000.00). Interest shall be charged on the principal balance of this loan at a rate of twelve percent (12%) per annum. Interest payments shall be made on the 24th day of each month for the term of this Note. The principal balance of this Note shall be due on July 24, 2001.

Payments shall be made to Mark Moldenhauer, 14500 N. Northsight Blvd. Suite 213, Scottsdale, AZ 85260.

                Time is of the essence hereof. In the event of any default in the payment of any amount due hereunder, the unpaid principal sum of this Promissory Note and accrued interest remaining unpaid may at any time thereafter, at the holder's option and without further notice or demand, be declared and become due and payable forthwith, and Maker shall pay any and all costs, expenses, and fees, including reasonable attorneys' fees, incurred in collecting or enforcing payment hereunder. Default interest on the sums due hereunder, including such attorneys' fees, shall accrue at the rate of eighteen percent (18%) per annum.

                At no time shall Maker be obligated or required to pay interest on the principal balance of this Note at a rate which would subject the holder hereof to either civil or criminal liability as a result of being in excess of the maximum rate which Maker is permitted by law to contract or agree to pay. If by the terms of this Note Maker is at any time required or obligated to pay interest on the principal balance of this Note at a rate in excess of such maximum rate, the rate of interest under this Note shall be deemed to be reduced immediately to such maximum rate for so long as (and only for so long as) the rate hereunder is in excess of such maximum rate, and interest paid hereunder in excess of such maximum rate shall be applied to and shall be deemed to have been payment in reduction of the principal balance of this Note or, if the principal balance shall have been paid, shall be refunded to Maker.

                This Note can be prepaid at any time with 30 days prior notice provided to Holder.

                This Note is convertible, at the Holders sole option, into the common stock of Maker at the lesser of either; 1) the bid price of Makers common stock (symbol CRNC) as of Janyary 24, 2001 which is $0.16, or; 2) the ten previous days average bid price of the Makers common stock as of the date of conversion as given in writing by Holder. In the event Maker


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wishes to prepay this Note, Holder shall have a 30 day right to convert prior to such prepayment. In the event of conversion, Holder shall save demand registration rights with all costs to be born by Maker.

                  Maker hereby acknowledges that the loan for which payment is promised hereby has been made and will be used only for business or commercial purposes other than agricultural purposes and hereby covenants that the proceeds hereof will be used only for such purposes.

                  This Note may be modified or amended only by an agreement in writing signed by the party against whom enforcement of such modification or amendment is sought. Maker (and the undersigned representative of Maker, if this Note is executed by a representative) represents that Maker has full power, authority, and legal right to execute and deliver this Note and the debt hereunder constitutes a valid and binding obligation of Maker. The laws of the State of Arizona govern the interpretation and enforcement of this Note.

                  IN WITNESS WHEREOF, Maker has executed the foregoing Promissory Note as of the date and year first written above.



CROSSNET COMMUNICATIONS, INC., Maker,
A Colorado corporation


By
  ------------------------------------------
Mark Moldenhauer, its President



ACCEPTED BY


- -------------------------------
MARK MOLDENHAUER,
an Individual